UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2013

CUBIC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	001-34144	87-0352095
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9870 Plano Road Dallas, Texas	75238
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 686-0369

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On April 19, 2013, Cubic Energy, Inc. (“Cubic” or the “Company”) entered into a definitive Purchase and Sale Agreement (the “Agreement”) with Gastar Exploration Texas, LP (“GETLP”) and Gastar Exploration USA, Inc., to acquire proven reserves, oil & natural gas production and undeveloped leasehold interests in Leon and Robertson Counties, Texas from GETLP.  The acquisition price to be paid by Cubic is $46,000,000, subject to certain adjustments set forth in the Agreement.  The transaction is expected to close on or before June 5, 2013, subject to customary due diligence and closing adjustments, and with a property purchase price effective January 1, 2013 for purposes of allocating revenues and expenses and capital costs between GETLP and Cubic.  The Agreement contains representations and warranties and covenants customary for a transaction of this nature.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreement filed herewith as Exhibit 2.1, which is incorporated herein by reference. The Agreement has been attached to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company or the assets subject to the Agreement.  The Agreement contains representations and warranties that are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates.  The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules issued in connection with the Agreement.  For the foregoing reasons, shareholders and investors should not rely on such representations and warranties as characterizations of statements of factual information at the time they were made or otherwise.

Item 7.01                                             Regulation FD Disclosure.

On April 22, 2013, the Company issued a press release announcing that it had entered into the Agreement, which is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item, Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Forward Looking Statements

This Current Report and the exhibits furnished herewith contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements include statements regarding expectations as to the completion of the transactions contemplated by the Agreement. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from those referred to in the forward-looking statements.  Such risks include, but are not limited to, the ability of the parties to the Agreement to satisfy the conditions to closing specified in the Agreement.  More information about the Company and other risks related to the Company are detailed in the Company’s most recent annual report on Form 10-K for the fiscal year ended June 30, 2012, and its quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the Securities and Exchange Commission.  The Company does not undertake an obligation to update forward-looking statements.

Item 9.01                                             Exhibits and Financial Statements.

(d)                                 Exhibits

2.1                                 Purchase and Sale Agreement, dated as of April 19, 2013, by and among Cubic Energy, Inc., Gastar Exploration Texas, LP and Gastar Exploration USA, Inc.*

99.1                           Press release, dated April 22, 2013

*                                         Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2013	CUBIC ENERGY, INC.

	By:	/s/ Jon S. Ross
Jon S. Ross, Secretary